Exhibit 99.1

News Release

Contacts:	Lonny Robinson Chief Financial Officer 213.401.2311 lonnyr@centerbank.com	Angie Yang Investor Relations PondelWilkinson Inc. 310.279.5967 ayang@pondel.com

CENTER FINANCIAL REPORTS 2009 SECOND QUARTER RESULTS; TAKES ASSERTIVE STANCE ON CREDIT WITH $29.8MM PROVISION, $14.4MM IN NET CHARGE-OFFS

LOS ANGELES – July 23, 2009 – Center Financial Corporation (NASDAQ: CLFC), the holding company of Center Bank, today reported financial results for its three- and six-month periods ended June 30, 2009, reflecting significantly higher levels of loan loss provisioning and net charge-offs to mitigate potential credit risks in the challenging economic environment.

“Over the course of 2009, it has become more apparent that the current economic crisis we are all experiencing may be even more severe and prolonged than widely anticipated,” said Jae Whan (J.W.) Yoo, president and chief executive officer. “In light of this outlook, we are taking an even more assertive stance on credit risk management and are preparing for potentially even greater stress on our portfolio. As part of this effort, we completed our annual internal portfolio analysis during the second quarter, after expanding the application of the stress test to 100% of our loan portfolio. Having the benefit of this recent review of our entire portfolio, we believe the second quarter’s provisioning, charge-offs and increased reserve levels help position Center Bank ahead of the curve to better manage through this credit cycle.”

2009 SECOND QUARTER SUMMARY:

•	Nonperforming assets decreased to $43.5 million at June 30 from $56.3 million at March 31, 2009

•	Nonperforming assets to total loans and OREO declined to 2.63% at June 30, 2009 from 3.38% at March 31, 2009

•	Net charge-offs increased significantly to $14.4 million for Q2, $17.3 million year-to-date

•	Total delinquent loans including nonaccrual loans declined 17% from the preceding quarter to $68.7 million at June 30, 2009

•	Provision for loan losses of $29.8 million exceeded Q2 charge-offs by $15.4 million

•	Allowance for loan losses to gross loans increased to 3.96% as of June 30, from 2.99% as of March 31, 2009

•	Deposits increased $190.9 million totaling $1.85 billion at June 30, 2009

•	Gross loans further reduced to $1.65 billion from $1.66 billion at March 31, 2009

•

Higher balances in lower-yielding Federal funds sold due to excess liquidity and the reversal of interest income on nonaccrual loans pressure net interest margin, down 38 basis points to 2.96% from 3.34% for Q1 2009

•	Company remains strongly capitalized with total risk-based capital ratio of 12.76% at June 30, 2009

•	Tangible common equity to total assets equals 6.48% at June 30, 2009

ASSET QUALITY

Nonperforming assets as of June 30, 2009 declined to $43.5 million from $56.3 million at March 31, 2009. This reflects reductions of $14.4 million in commercial real estate loans and $5.0 million in commercial business loans due to charge-offs and the sales of four nonaccrual loans, partially offset by additions of $4.6 million in other real

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Center Financial Corporation

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estate owned (OREO), $1.5 million in construction real estate loans and $473,000 in consumer loans. Total nonperforming assets as a percentage of gross loans and OREO improved to 2.63% as of June 30, 2009 from 3.38% at March 31, 2009.

Net charge-offs during the 2009 second quarter totaled $14.4 million, increasing year-to-date net charge-offs to $17.3 million. As a percentage of average loans, net charge-offs equaled 1.03% for the six months ended June 30, 2009, versus 0.17% for the comparable prior-year period.

Considering the comprehensive analysis of Center Financial’s total loan portfolio and accounting for directional consistency with respect to recent asset quality trends, the company posted a $29.8 million provision for loan losses in the 2009 second quarter. This provision exceeded net charge-offs during the quarter by $15.4 million and boosted the total allowance for loan losses to $65.2 million as of June 30, 2009, equaling 3.96% of gross loans. The 2009 first quarter provision for loan losses was $14.5 million, with the allowance for loan losses totaling $49.8 million as of March 31, 2009 and representing 2.99% of gross loans.

BALANCE SHEET SUMMARY & CAPITAL

Gross loans at June 30, 2009 totaled $1.65 billion, reflecting a decrease of $16.9 million from March 31, 2009 and a decrease of $170.7 million from June 30, 2008. The reductions are attributed to lower levels of loan production, higher levels of loan pay-offs and charge-offs in 2009, and the company’s strategic sale of commercial real estate and SBA loans in 2008. Net loans as a percentage of total assets declined to 69.7% at June 30, 2009 from 77.2% at March 31, 2009 and 84.4% at June 30, 2008, principally due to higher levels of liquidity on balance sheet.

Total deposits increased sharply to $1.85 billion at June 30, 2009 from $1.66 billion at March 31, 2009 and at June 30, 2008. The company’s marketing campaign initiated late in the preceding first quarter and targeting the non-ethnic consumer base resulted in increased money market deposits and time deposits. At June 30, 2009, money market deposits increased to $530.4 million from $470.7 million at March 31, 2009. Time deposits at the close of the 2009 second quarter rose to $932.0 million from $834.5 million at March 31, 2009. Noninterest-bearing demand deposits grew to $314.6 million at June 30, 2009 from $306.1 million at the end of the preceding first quarter. Savings deposits also increased to $78.0 million at June 30, 2009 from $52.7 million at March 31, 2009. Reflecting the significant increase in deposits, the company’s loan-to-deposit ratio equaled 85.2% at June 30, 2009, compared with 96.9% at March 31, 2009.

The average cost of interest-bearing deposits was 2.68% for the three months ended June 30, 2009, versus 2.73% for the three months ended March 31, 2009 and 3.72% for the prior-year second quarter.

Total assets at June 30, 2009 increased to $2.27 billion from $2.06 billion at year-end 2008, reflecting higher levels of liquidity on the balance sheet, offset in part by a continued reduction in the company’s loan portfolio. Average interest-earning assets for the 2009 second quarter equaled $2.08 billion, compared with $2.00 billion for the year-ago second quarter.

Total shareholders’ equity at June 30, 2009 was $200.0 million, compared with $211.7 million at March 31, 2009 and $214.6 million at December 31, 2008. As of June 30, 2009, the company’s tangible book value and tangible common equity as a percentage of total assets equaled $8.75 and 6.48%, respectively. This compares with tangible book value of $9.53 per share and tangible common equity to total assets of 7.78% as of December 31, 2008. Center Financial remains strongly capitalized, exceeding all regulatory guidelines. As of June 30, 2009, the company’s total risk-based capital ratio equaled 12.76%, Tier 1 risk-based capital ratio was 11.49%, and Tier 1 leverage ratio was 9.38%.

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Center Financial Corporation

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2009 SECOND QUARTER OPERATIONAL HIGHLIGHTS

Net interest income before provision for loan losses declined to $15.3 million for the three months ended June 30, 2009 from $15.9 million in the immediately preceding 2009 first quarter and $19.0 million in the second quarter of 2008. The company attributed the decrease to a shift in the asset mix, the reversal of interest on non-accrual loans and market rate reductions. The average yield on loans for the 2009 second quarter increased to 6.12% from 5.91% for the preceding first quarter, but was down by 82 basis points from the prior-year second quarter. The average yields on the investment portfolio were 4.14% for the 2009 second quarter, 4.53% for the preceding first quarter and 4.85% for the second quarter of 2008.

The company’s net interest margin for the 2009 second quarter was 2.96%, compared with 3.34% in the preceding first quarter and 3.81% in the second quarter a year ago. The compression in net interest margin principally reflects the decline in weighted average loan yields, decreasing loan balances, the reversal of previously accrued interest income on loans placed on non-accrual status during the quarter and higher balances in low-yielding Federal funds sold.

Noninterest income totaled $3.5 million in the 2009 second quarter, versus $3.7 million in the preceding first quarter. In the year-ago second quarter, noninterest income amounted to $3.9 million, which included a $630,000 gain on sale of loans.

Total noninterest expense increased to $11.7 million in the 2009 second quarter from $10.1 million in the preceding first quarter, as the company’s operational efficiencies were more than offset by a special FDIC deposit insurance assessment of $1.0 million. Notwithstanding this assessment and a significant hike in the regular FDIC insurance premiums, total noninterest expense for the 2009 second quarter was lower when compared with $12.3 million in the prior-year period, primarily due to a 21% reduction in compensation expenses. The special assessment fee adversely impacted the company’s efficiency ratio for the 2009 second quarter, which increased to 62.48% from 51.67% in the preceding first quarter and 53.49% in the 2008 second quarter.

Including the $29.8 million provision for loan losses and an income tax benefit of $10.0 million, Center Financial posted a net loss of $12.8 million, equal to $0.81 per share, for the 2009 second quarter. This compares with a net loss of $2.7 million, or $0.19 per share, for the 2009 first quarter, after a provision for loan losses of $14.5 million and an income tax benefit of $2.2 million. In the 2008 second quarter, the company posted net income of $5.3 million, equal to $0.32 per diluted share, after a provision for loan losses of $2.0 million and an income tax provision of $3.3 million.

For the 2009 second quarter, Center Financial posted a loss on average assets and loss on average equity of 2.32% and 23.95%, respectively. This compares with loss on average assets of 0.54% and loss on average equity of 4.94% in the preceding first quarter. For the year-ago second quarter, return on average assets equaled 1.00% and return on average equity was 12.97%.

“We believe the actions taken this quarter move the company significantly forward in managing credit risk in the current environment and will enable our management and board to redirect more of our focus on building franchise value,” Yoo said.

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Center Financial Corporation

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Investor Conference Call

The company will host an investor conference call at 9 a.m. PDT (12 noon EDT) on Thursday, July 23, 2009 to review the financial results for its second quarter ended June 30, 2009. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.centerbank.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the audio broadcast will be archived for one year. A telephonic replay of the call will be available through Thursday, July 30, 2009 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering replay passcode 14006319.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.27 billion at June 30, 2009. Headquartered in Los Angeles, Center Bank operates a total of 19 full-service branches and one loan production office. The company has 16 full-service branches located throughout Southern California. Center Bank also operates two branches and one loan production office in the Seattle area, along with one branch in Chicago. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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CENTER FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)

	6/30/2009	12/31/2008
ASSETS
Cash and due from banks	$37,153	$45,129
Federal funds sold	263,240	50,435
Money market funds and interest-bearing deposits in other banks	53,047	2,647

Cash and cash equivalents	353,440	98,211

Securities available for sale, at fair value	219,368	173,833
Securities held to maturity, at amortized cost (fair value of $0 as of June 30, 2009 and $8,879 as of December 31, 2008)	-	8,861
Federal Home Loan Bank and Pacific Coast Bankers Bank stock, at cost	15,673	15,673
Loans, net of allowance for loan losses of $65,197 as of June 30, 2009 and $38,172 as of December 31, 2008	1,568,298	1,669,476
Loans held for sale, at the lower of cost or fair value	12,477	9,864
Premises and equipment, net	14,095	14,739
Customers’ liability on acceptances	2,927	4,503
Other real estate owned, net	4,567	-
Accrued interest receivable	7,668	7,477
Deferred income taxes, net	27,472	19,855
Investments in affordable housing partnerships	12,229	12,936
Cash surrender value of life insurance	12,190	11,992
Income tax receivable	9,221	2,327
Goodwill	1,253	1,253
Intangible assets, net	187	213
Other assets	6,573	5,396

Total	$2,267,638	$2,056,609

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$314,621	$310,154
Interest-bearing	1,540,327	1,293,365

Total deposits	1,854,948	1,603,519
Acceptances outstanding	2,927	4,503
Accrued interest payable	7,681	7,268
Other borrowed funds	168,321	193,021
Long-term subordinated debentures	18,557	18,557
Accrued expenses and other liabilities	15,411	15,174

Total liabilities	2,067,845	1,842,042

Commitments and Contingencies	-	-
Shareholders' Equity
Preferred stock, par value of $1,000 per share; authorized 10,000,000 shares; issued and outstanding, 55,000 shares as of June 30, 2009 and December 31, 2008, respectively	53,061	52,959
Common stock, no par value; authorized 40,000,000 shares; issued and outstanding, 16,789,080 shares (including 11,550 shares and 10,400 shares of unvested restricted stock) as of June 30, 2009 and December 31, 2008	74,732	74,254
Retained earnings	68,866	85,846
Accumulated other comprehensive income, net of tax	3,134	1,508

Total shareholders’ equity	199,793	214,567

Total	$2,267,638	$2,056,609

Book value per common share	$8.84	$9.62
Tangible book value	$8.75	$9.53
Tangible common equity to total assets	6.48%	7.78%

CENTER FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	6/30/09	3/31/09	6/30/08	6/30/09	6/30/08
Interest and Dividend Income:
Interest and fees on loans	$24,742	$24,311	$31,369	$49,053	$64,979
Interest on federal funds sold	114	35	25	149	66
Interest on investment securities	2,343	2,291	2,168	4,634	4,196

Total interest and dividend income	27,199	26,637	33,562	53,836	69,241

Interest Expense:
Interest on deposits	9,913	8,725	12,157	18,637	26,194
Interest on borrowed funds	1,782	1,818	2,188	3,600	4,905
Interest expense on trust preferred securities	181	192	258	373	584

Total interest expense	11,876	10,735	14,603	22,610	31,683

Net interest income before provision for loan losses	15,323	15,902	18,959	31,226	37,558
Provision for loan losses	29,835	14,451	2,047	44,287	4,209

Net interest (loss) income after provision for loan losses	(14,512)	1,451	16,912	(13,061)	33,349

Noninterest Income:
Customer service fees	2,022	1,973	1,913	3,996	3,726
Fee income from trade finance transactions	587	548	672	1,136	1,273
Wire transfer fees	279	267	293	546	553
Gain on sale of loans	-	-	630	-	960
Net loss on sale of securities available for sale	-	(49)	-	(49)	-
Loan service fees	185	275	48	459	301
Other income	401	724	387	1,124	770

Total noninterest income	3,474	3,738	3,943	7,212	7,583

Noninterest Expense:
Salaries and employee benefits	4,684	4,289	5,924	8,973	13,044
Occupancy	1,248	1,182	1,119	2,430	2,160
Furniture, fixtures and equipment	517	528	500	1,045	992
Data processing	522	595	577	1,117	1,099
Legal fees	408	243	971	650	1,601
Accounting and other professional fees	352	410	381	762	718
Business promotion and advertising	344	338	494	682	956
Stationery and supplies	105	109	157	214	288
Telecommunications	152	169	179	321	348
Postage and courier service	47	146	191	193	392
Security service	261	245	294	506	568
Regulatory assessment	1,642	592	352	2,235	640
Other operating expenses	1,463	1,302	1,112	2,765	2,682

Total noninterest expense	11,745	10,148	12,251	21,893	25,488

(Loss) income before income tax (benefit) provision	(22,783)	(4,959)	8,604	(27,742)	15,444
Income tax (benefit) provision	(9,996)	(2,233)	3,325	(12,229)	5,945

Net (loss) income	(12,787)	(2,726)	5,279	(15,513)	9,499

Preferred stock dividends and accretion of preferred stock discount	(739)	(731)	-	(1,470)	-

Net (loss) income available to common shareholders	(13,526)	(3,457)	5,279	(16,983)	9,499

Other comprehensive income (loss) - unrealized gain (loss) on available-for-sale securities, net of income tax (expense) benefit of ($1,644), $1,532, ($1,845) and $975	2,270	278	(2,115)	1,226	(1,346)

Comprehensive (loss) income	$(10,517)	$(2,448)	$3,164	$(14,287)	$8,153

EARNINGS PER SHARE:
Basic	$(0.81)	$(0.21)	$0.32	$(1.01)	$0.58

Diluted	$(0.81)	$(0.21)	$0.32	$(1.01)	$0.58

Weighted average shares outstanding - basic	16,789,080	16,789,080	16,367,475	16,789,080	16,367,608

Weighted average shares outstanding - diluted	16,789,080	16,789,080	16,399,197	16,789,080	16,401,955

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA

(Unaudited) (Dollars in thousands)

	Three Months Ended
	6/30/09		3/31/09		6/30/08
	Average Balance	Rate/ Yield	Average Balance	Rate/ Yield	Average Balance	Rate/ Yield
Assets:
Interest-earning assets:
Loans	$1,622,366	6.12%	$1,668,873	5.91%	$1,816,960	6.94%
Federal funds sold	227,678	0.20	56,598	0.25	4,745	2.12
Investments	227,014	4.14	205,180	4.53	179,755	4.85

Total interest-earning assets	2,077,058	5.25	1,930,651	5.60	2,001,460	6.74

Noninterest-earning assets:
Cash and due from banks	53,934		41,163		56,875
Bank premises and equipment, net	14,382		14,750		14,526
Customers' acceptances outstanding	3,073		3,851		5,411
Accrued interest receivables	7,037		6,853		7,499
Other assets	53,653		45,940		37,762

Total noninterest-earning assets	132,079		112,557		122,073

Total assets	$2,209,137		$2,043,208		$2,123,533

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$492,730	2.09%	$452,204	1.99%	$358,778	2.89%
Savings	63,569	3.48	51,343	3.56	54,429	3.35
Time certificates of deposit over $100,000	582,390	2.91	484,393	3.08	697,414	4.07
Other time certificates of deposit	344,761	2.99	308,618	3.13	204,480	4.06

	1,483,450	2.68	1,296,558	2.73	1,315,101	3.72
Other borrowed funds	168,147	4.25	176,864	4.17	244,631	3.60
Long-term subordinated debentures	18,557	3.91	18,557	4.20	18,557	5.59

Total interest-bearing liabilities	1,670,154	2.85	1,491,979	2.92	1,578,289	3.72

Noninterest-bearing liabilities:
Demand deposits	304,931		305,690		356,309

Total funding liabilities	1,975,085	2.41%	1,797,669	2.42%	1,934,598	3.04%
Other liabilities	19,937		21,799		25,262

Total noninterest-bearing liabilities	324,868		327,489		381,571
Shareholders' equity	214,115		223,740		163,673

Total liabilities and shareholders' equity	$2,209,137		$2,043,208		$2,123,533

Net interest income
Cost of deposits		2.22%		2.21%		2.93%

Net interest spread		2.40%		2.68%		3.02%

Net interest margin		2.96%		3.34%		3.81%

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA

(Unaudited) (Dollars in thousands)

	Six Months Ended June 30,
	2009		2008
	Average Balance	Rate/ Yield	Average Balance	Rate/ Yield
Assets:
Interest-earning assets:
Loans	$1,645,491	6.01%	$1,816,817	7.19%
Federal funds sold	142,610	0.21	4,748	2.80
Investments	216,157	4.32	171,359	4.92

Total interest-earning assets	2,004,258	5.42	1,992,924	6.99

Noninterest-earning assets:
Cash and due from banks	47,584		58,432
Bank premises and equipment, net	14,565		14,257
Customers' acceptances outstanding	3,460		4,400
Accrued interest receivables	6,946		7,849
Other assets	49,818		38,210

Total noninterest-earning assets	122,373		123,148

Total assets	$2,126,631		$2,116,072

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$472,579	2.05%	$328,173	3.23%
Savings	57,490	3.52	54,129	3.34
Time certificates of deposit over $100,000	533,662	2.98	710,889	4.41
Other time certificates of deposit	326,789	3.05	202,905	4.36

	1,390,520	2.70	1,296,096	4.06
Other borrowed funds	172,481	4.21	260,884	3.78
Long-term subordinated debentures	18,557	4.05	18,557	6.33

Total interest-bearing liabilities	1,581,558	2.88	1,575,537	4.04

Noninterest-bearing liabilities:
Demand deposits	305,308		353,708

Total funding liabilities	1,886,866	2.42%	1,929,245	3.30%
Other liabilities	20,864		24,176

Total noninterest-bearing liabilities	326,172		377,884
Shareholders' equity	218,901		162,651

Total liabilities and shareholders' equity	$2,126,631		$2,116,072

Net interest income
Cost of deposits		2.22%		3.19%

Net interest spread		2.53%		2.94%

Net interest margin		3.14%		3.79%

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA

(Unaudited) (Dollars in thousands)

	As of the Dates Indicated
	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08
Loans
Real Estate:
Construction	$37,224	$53,072	$61,983	$62,296	$62,072
Commercial	1,104,496	1,131,682	1,134,793	1,157,286	1,191,097
Commercial	320,005	313,065	334,350	336,929	352,220
Trade Finance	52,000	48,813	63,479	70,395	81,399
SBA	38,401	37,962	37,027	38,069	39,310
Consumer and other	95,417	79,868	88,423	93,053	92,157

Total Gross Loans	1,647,543	1,664,462	1,720,055	1,758,028	1,818,255

Less:
Allowance for Losses	65,197	49,778	38,172	21,485	21,499
Deferred Loan Fees	555	1,188	1,359	1,488	1,688
Discount on SBA Loans Retained	1,016	1,102	1,184	1,284	1,296

Total Net Loans and Loans Held for Sale	$1,580,775	$1,612,394	$1,679,340	$1,733,771	$1,793,772

As a percentage of total gross loans:
Real estate:
Construction	2.3%	3.2%	3.6%	3.5%	3.4%
Commercial	67.0%	68.0%	66.0%	65.8%	65.5%
Commercial	19.4%	18.8%	19.4%	19.2%	19.4%
Trade finance	3.2%	2.9%	3.7%	4.0%	4.5%
SBA	2.3%	2.3%	2.2%	2.2%	2.2%
Consumer	5.8%	4.8%	5.1%	5.3%	5.0%

Total gross loans	100.0%	100.0%	100.0%	100.0%	100.0%

	As of the Dates Indicated
	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08
Deposits
Demand deposits (noninterest-bearing)	$314,621	$306,112	$310,154	$367,171	$378,835
Money market accounts and NOW	530,410	470,741	447,275	425,156	375,606
Savings	77,958	52,683	52,692	54,520	55,281

	922,989	829,536	810,121	846,847	809,722
Time deposits
Less than $100,000	335,440	321,456	312,136	218,498	191,310
$100,000 or more	596,519	513,076	481,262	553,931	657,658

Total deposits	$1,854,948	$1,664,068	$1,603,519	$1,619,276	$1,658,690

As a percentage of total deposits:
Demand deposits (noninterest-bearing)	17.0%	18.4%	19.3%	22.7%	22.8%
Money market accounts and NOW	28.6%	28.3%	27.9%	26.3%	22.6%
Savings	4.2%	3.2%	3.3%	3.3%	3.4%

	49.8%	49.9%	50.5%	52.3%	48.8%
Time deposits
Less than $100,000	18.1%	19.3%	19.5%	13.5%	11.5%
$100,000 or more	32.1%	30.8%	30.0%	34.2%	39.7%

Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

(Dollars in thousands)

	June 30, 2009	March 31, 2009	December 31, 2008	June 30, 2008
Nonperforming loans:
Construction Real Estate	$16,973	$15,451	$1,951	$2,152
Commercial Real Estate	4,516	18,870	13,128	-
Commercial	13,577	18,582	2,272	1,434
Consumer	889	416	369	380
Trade Finance	1,196	1,196	1,196	2,276
SBA	1,774	1,774	1,538	2,454

Total nonperforming loans	38,925	56,289	20,454	8,696
Other real estate owned	4,567	-	-	-

Total nonperforming assets	43,492	56,289	20,454	8,696
Guaranteed portion of nonperforming loans with SBA guarantee	2,448	2,408	2,110	2,755

Total nonperforming assets, net of SBA guarantee	$41,044	$53,881	$18,344	$5,941

Nonperforming loans as a percent of total gross loans	2.36%	3.38%	1.19%	0.48%
Nonperforming assets as a percent of total loans and other real estate owned	2.63%	3.38%	1.19%	0.48%
Delinquent loans 30-89 days past due	$29,740	$26,931	$16,737	$2,934
Total nonperforming loans	38,925	56,289	20,454	8,696

Total delinquent loans	$68,665	$83,220	$37,190	$11,630

	Six Months Ended June 30, 2009	Three Months Ended March 31, 2009	Year Ended December 31, 2008	Six Months Ended June 30, 2008
Balances
Average total loans outstanding during the period	$1,682,918	$1,678,518	$1,800,972	$1,838,280

Total loans outstanding at end of period [1]	$1,645,972	$1,662,172	$1,717,511	$1,815,271

Allowance for Loan Losses:
Balance at beginning of period	$38,172	$38,172	$20,477	$20,477

Charge-offs:
Construction Real Estate	2,727	931	402	201
Commercial Real Estate	4,448	70	319	319
Commercial	8,780	1,236	4,403	2,257
Consumer	1,104	605	2,040	472
SBA	417	129	581	144
Trade Finance		-	1,144	-
Total charge-offs	17,476	2,971	8,889	3,393

Recoveries
Commercial	43	25	128	74
Consumer	140	78	131	56
SBA	30	22	135	76
Trade Finance	1	1	12	-

Total recoveries	214	126	406	206

Net loan charge-offs	17,262	2,845	8,483	3,187
Provision for loan losses	44,287	14,451	26,178	4,209

Balance at end of period	$65,197	$49,778	$38,172	$21,499

Ratios:
Net loan charge-offs to average loans	1.03%	0.17%	0.47%	0.17%
Provision for loan losses to average total loans	2.63	0.86	1.45	0.23
Allowance for loan losses to gross loans at end of period	3.96	2.99	2.22	1.18
Allowance for loan losses to total nonperforming loans	168	88	187	247
Net loan charge-offs to allowance for loan losses at end of period	26.48	5.72	22.22	14.82
Net loan charge-offs to provision for loan losses	38.98	19.69	32.41	75.72

1 Net of deferred loan fees and discount on SBA loans sold

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

	Three Months Ended					Six Months Ended
	6/30/09		3/31/09		6/30/08	6/30/09		6/30/08
Performance ratios:
(Loss) return on average assets	(2.32	) %	(0.54	) %	1.00%	(1.47	) %	0.90%
(Loss) return on average equity	(23.95)		(4.94)		12.97	(14.29)		11.74
Efficiency ratio	62.48		51.67		53.49	56.96		56.46
Net loans to total deposits at period end	85.22		96.89		108.14	85.22		108.10
Net loans to total assets at period end	69.71		77.19		84.37	69.71		84.37

	As of the Dates Indicated
	6/30/09	3/31/09	6/30/08
Capital ratios:
Leverage capital ratio
Consolidated Company	9.38%	11.04%	8.51%
Center Bank	8.88	10.41	8.46
Tier 1 risk-based capital ratio
Consolidated Company	11.49	12.53	9.49
Center Bank	10.84	11.81	9.43
Total risk-based capital ratio
Consolidated Company	12.76	13.80	10.63
Center Bank	12.11	13.08	10.57